SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

RANGER GOVERNANCE, LTD.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE

        Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.

Table of Contents

Revised content of http://www.rangergov.com	Item 1

Contents of Item 1

Ranger Governance proposes a slate of independent directors made up of proven leaders with integrity and decades of experience in corporate leadership, the development, maintenance, sales and marketing of computing and communications software and technology, investment and corporate governance.

Ms. Smith served as a Director from 1992 to 1997 and as Chairman from 1994 to 1996 of the Federal Reserve Bank of Dallas. She has been a General Partner of Phillips-Smith-Machens Venture Partners, a retail venture capital investment firm she co-founded in 1986. Ms. Smith also has extensive retail experience. She been a Director of Cheap Tickets since July 1997 and previously served as a Director of publicly-held retailers BizMart, Inc., A Pea in the Pod, Inc. and Hot Topic, Inc.

Elizabeth VanStory was until recently President of iMotors.com, a direct-seller of certified used vehicles on the Internet. Prior to that, she was Vice President of OfficeDepot.com, a division of Office Depot, Inc. Ms. VanStory began her career in interactive media when she served as Director of Marketing for Bell Atlantic Video Services. Ms. VanStory was also previously a director of shop.org, an online retailing association.

Richard Agnich presently manages personal investments through The Agnich Partners, Ltd., a family limited partnership. In a career at Texas Instruments Incorporated that spanned twenty-seven years, he shared responsibility for transforming the company from a diversified electronics conglomerate into a focused and digital signal processing and analog integrated circuit company. From 1988 until January 20, 2001, he served as Senior Vice President, Secretary and General Counsel of Texas Instruments, and he continued to serve as the Company's Senior Vice President and Secretary until his retirement on May 1, 2001. He is a member of the board of trustees of Austin College, and serves as Chairman of the Entrepreneurs Foundation of North Texas.

Steve Perkins has 31 years experience in the development and marketing of commercial software products. He is the co-founder, Executive Vice President and Communications Software Group President of Sterling Commerce Inc., an industry leader in business-to-business e-commerce and a unit of SBC Communications. At Sterling Commerce, he grew a division over seven years from revenues of $35 million and 150 domestic employees to one with revenues of $200 million and 1,000 employees worldwide, and transitioned that division through a spin-off from Sterling Software and subsequent acquisition. He also spent 16 years at UCCEL, where he was part of a team that created the first systems software package ever commercially sold to the IT industry.